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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

NAME                  STATE OF INCORPORATION OR       OTHER NAMES UNDER WHICH
                      ORGANIZATION                    SUBSIDIARY DOES BUSINESS

Photogen, Inc.         Tennessee                               None

Sentigen Ltd.*         Bermuda                                 None

*80.1% of equity owned by Registrant.